Exhibit 10.3
FIRST AMENDMENT TO
SECURITIES PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of November 6, 2026 (the “Amendment Date”), is entered into by and among Nuvve Holding Corp., a Delaware corporation (the “Company”), and each Purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement (as defined below).
RECITALS
WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement, dated as of November 14, 2025 (the “Purchase Agreement”), pursuant to which, among other things, the Company agreed to issue and sell shares of its Series A Convertible Preferred Stock and the Initial Warrants.
WHEREAS, pursuant to Section 4.22 of the Purchase Agreement, the Purchasers were granted the Additional Investment Right to purchase up to an additional $25,000,000 of Stated Value of Preferred Stock (representing 25,000 shares of Preferred Stock) and accompanying AIR Warrants (such Additional Investment Rights exercised as of the Amendment Date, the “Exercised AIR”, and Additional Investment Rights remaining unexercised and outstanding as of the Amendment Date, the “Outstanding AIR”).
WHEREAS, the Company has designated a series of preferred stock, the Series C Convertible Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on September 16, 2026 (the “Series C Certificate of Designation”), and the Company and the Purchasers desire that, except with respect to the Exercised AIR and the other securities described in Section 1.9, all references in the Purchase Agreement to the Series A Convertible Preferred Stock be replaced with references to the Series C Convertible Preferred Stock, and that the Series C Certificate of Designation govern the terms, rights and features of the Preferred Stock, in each case on the terms and subject to the conditions of this Amendment.
WHEREAS, the Company and the Purchasers further desire to add a covenant requiring the Company to notify all holders of the Company’s Series C Preferred Stock of the receipt of any AIR Exercise Notice (as defined below), so that each holder is afforded the same opportunity, on a timely basis, to use the same pricing and to receive shares on the same basis.
WHEREAS, pursuant to Section 5.5 of the Purchase Agreement, the Purchase Agreement may be amended by a written instrument signed by the Company and Purchasers which purchased at least 50.1% in interest of the Preferred Stock based on the initial Subscription Amounts thereunder, and the undersigned Purchasers constitute such Purchasers. Each of the Company and the Purchasers has determined that this Amendment does not disproportionately and adversely impact any Purchaser relative to the other Purchasers, and this Amendment is being offered to all Purchasers on identical terms in accordance with Section 4.15 of the Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
AMENDMENT
1.Series C Substitution.
1.1Amended and Restated Definitions. Each of the following definitions in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on September 16, 2026, as amended from time to time in accordance with its terms. Each reference in this Agreement or any other Transaction Document to the “Certificate of Designations” shall be deemed a reference to the Certificate of Designation.
“Preferred Stock” means the up to 3,000 shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share, issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Pink Open Market operated by OTC Markets Group, Inc., the OTCQB Venture Market, the OTCID Market or the OTCQX Best Market (or any successors to any of the foregoing).
1.2Section 4.22 of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“4.22 Additional Investment Rights. Each Purchaser may elect to purchase, from time to time, its Pro Rata Portion of up to an additional $25,000,000 of Stated Value of Preferred Stock (representing 25,000 shares of Preferred Stock) and accompanying common stock purchase warrants (the “AIR Warrants”). Such Preferred Stock and AIR Warrants shall have identical terms to the Preferred Stock and Warrants issued at the Closing, provided that (x) the initial conversion price of such additional shares of Preferred Stock (“AIR Price”) shall be equal to the lesser of (i) eighty percent (80%) of the arithmetic average of the five (5) lowest intraday trading prices occurring at any time during the ten (10) Trading Days prior to the Purchaser exercising the Additional Investment Right pursuant to the terms of this Agreement and (ii) the conversion price of the outstanding Preferred Stock then in effect, for any previously issued shares of Preferred Stock pursuant to this Agreement, and (y) the exercise price of such AIR Warrants shall be $1.00 per share (subject to adjustment pursuant to Section 3 of the Warrants issued at Closing), and no Floor Price shall apply to any such AIR Warrant for the term thereof (the “Additional Investment Right”). Exercises of Additional Investment Rights by any Purchaser shall be for minimum gross proceeds of $100,000. All deliverables for each additional purchase shall be as set forth in Section 2.2(a)(ii) through (v) hereof and all closing conditions shall be as set forth in 2.3 hereof, as applicable (the date of such closing, the “Additional Closing Date”).”
1.3[Reserved].
1.4[Reserved].
1.5New Definitions. Section 1.1 of the Purchase Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
“AIR Exercise Notice” shall have the meaning ascribed to such term in Section 4.24(a).
“AIR Notice” shall have the meaning ascribed to such term in Section 4.24(b).
“Covered Holder” shall have the meaning ascribed to such term in Section 4.24(a).
“First Amendment” means the First Amendment to Securities Purchase Agreement, dated as of November 6, 2026, by and among the Company and the Purchasers signatory thereto.
“Series C Preferred Stock” means the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share, issued and outstanding from time to time.
1.6Conforming Cross-References. The definitions of “Additional Investment Right” and “AIR Warrants” in Section 1.1 of the Purchase Agreement are hereby amended by deleting the reference to “Section 4.21” in each such definition and replacing it with “Section 4.22”. Each reference in any other Transaction Document to “Section 4.21 of the Purchase Agreement” in connection with the Additional Investment Right shall be deemed a reference to Section 4.22 of the Purchase Agreement.
1.7Global Substitution. Subject to Section 1.9, each reference in the Purchase Agreement (including the exhibits and schedules thereto) to “Series A Convertible Preferred Stock,” “Series A Preferred Stock” or “Series A Preferred” is hereby replaced with “Series C Convertible Preferred Stock,” “Series C Preferred Stock” or “Series C Preferred,” respectively.
1.8Order of Precedence; AIR Price. Subject to Section 1.9, from and after the Amendment Date, the Series C Certificate of Designation shall govern the terms, rights, preferences, privileges and features of the Preferred Stock (including, without limitation, the

Stated Value, Dividend Rate, Conversion Price, Beneficial Ownership Limitation and Triggering Events) and shall control in the event of any conflict with the Purchase Agreement as to such matters, subject to Sections 1.10, 1.11 and 1.12; provided, that Section 4.22 (as amended hereby) of the Purchase Agreement shall govern the AIR Price and the exercise price of the AIR Warrants.
1.9Certificate of Designation. Exhibit A (Certificate of Designations) to the Purchase Agreement is hereby deleted in its entirety, and each reference in the Purchase Agreement to Exhibit A or the form of Certificate of Designations shall be deemed a reference to the Series C Certificate of Designation.
1.10Previously Issued Shares; Exercised AIR. This Amendment amends the Outstanding AIR, and all shares of Preferred Stock and AIR Warrants issued upon exercise of the Outstanding AIR on or after the Amendment Date shall be Series C Preferred Stock and AIR Warrants on the terms set forth in the Purchase Agreement as amended hereby. Notwithstanding anything to the contrary in this Amendment, nothing in this Amendment shall amend, modify or otherwise affect (a) the Exercised AIR, (b) any shares of Series A Convertible Preferred Stock issued under the Purchase Agreement prior to the Amendment Date, whether at the Closing or upon exercise of the Exercised AIR, or (c) any Warrants or AIR Warrants issued prior to the Amendment Date (including the exercise price and Floor Price thereof), each of which shall continue to be governed by the Purchase Agreement as in effect immediately prior to the Amendment Date and the certificate of designation or warrant under which they were issued, unless and until exchanged for shares of Series C Preferred Stock or otherwise amended pursuant to a separate written agreement between the Company and the holder thereof.
1.11[Reserved].
1.12[Reserved].
1.13Waiver of Alternate Consideration. Section 7(e) of the Series C Certificate of Designation provides that, in the event that the Company consummates a Fundamental Transaction while the Preferred Stock is outstanding, each Holder has the right to receive Alternate Consideration upon any subsequent conversion of the Preferred Stock and, if holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction (the “Option”), the same choice as to the Alternate Consideration. Pursuant to Section 11(e) of the Series C Certificate of Designation, which provides that any waiver by a Holder must be in writing, each Purchaser, as a Holder of Preferred Stock (including any Preferred Stock hereafter acquired by such Purchaser), hereby permanently waives any and all rights with respect to Alternate Consideration and the Option, including, but not limited to, such rights as set forth in Section 7(e) of the Series C Certificate of Designation. For clarity, in the event of a Fundamental Transaction, each Holder will be entitled to elect to convert any outstanding shares of Preferred Stock into Common Stock prior to the consummation of such transaction, so as to receive the same treatment as holders of Common Stock. The waiver contained in this Section 1.12 (the “Waiver”) shall apply with respect to the waiver of any and all rights to receive Alternate Consideration, including, but not limited to, pursuant to Section 7(e) of the Series C Certificate of Designation, and will not affect any other rights under the

Series C Certificate of Designation. The Waiver will not be construed as a waiver of or consent to any further or future action on the part of any party that would require the waiver or consent of the other parties, or as a waiver of any other provision of the Series C Certificate of Designation. The Waiver shall apply to, and be binding upon, all future holders of the Preferred Stock upon any transfer to them by the Purchasers. Each Purchaser acknowledges and agrees that the Company is empowered to do any and all things and to take any and all action which in the opinion of the Company shall be expedient or necessary in order to carry out the Waiver. Capitalized terms used in this Section 1.12 and not otherwise defined in the Purchase Agreement or this Amendment shall have the meanings ascribed to them in the Series C Certificate of Designation.
2.AIR Exercise Notice Covenant.
2.1Notice of AIR Exercise. Article IV of the Purchase Agreement is hereby amended by inserting the following new Section 4.24 immediately following Section 4.23:
4.24 Notice of AIR Exercise.
(a)Definitions. For purposes of this Section 4.24, (i) “Covered Holder” means each Purchaser and each other Person that is a holder of record of shares of Series C Preferred Stock or Preferred Stock as of the time the Company receives the applicable AIR Exercise Notice; and (ii) “AIR Exercise Notice” means any written notice delivered to the Company by any Covered Holder exercising an Additional Investment Right pursuant to Section 4.22 or any other additional investment right granted with respect to the Series C Preferred Stock.
(b)Notice of AIR Exercise. Upon receipt of any AIR Exercise Notice, the Company shall, within one (1) hour following such receipt, deliver written notice thereof by e-mail to each Covered Holder (an “AIR Notice”) setting forth (i) the date and time of receipt of such AIR Exercise Notice, (ii) the AIR Price applicable to such AIR Exercise Notice and the calculation thereof, and (iii) the aggregate Stated Value of Preferred Stock subject thereto, so that each Covered Holder is afforded the same opportunity, on a timely basis, to exercise its Additional Investment Right at the same AIR Price and to receive shares on the same basis. The AIR Notice shall not be required to disclose the identity of the exercising Covered Holder.
(c)Same-Price Exercise. Each Covered Holder that delivers an AIR Exercise Notice to the Company no later than 5:30 p.m. (New York City time) on the first (1st) Trading Day following its receipt of an AIR Notice shall be entitled to purchase its Pro Rata Portion of shares of Preferred Stock and accompanying AIR Warrants at the AIR Price set forth in such AIR Notice, with the Additional Closing Date for such purchase to occur on the same Additional Closing Date applicable to the AIR Exercise Notice described in such AIR Notice, subject in each case to the requirements set forth in Section 4.22 of the SPA.

(d)Delivery; Non-Public Information. Each AIR Notice shall be delivered to the e-mail address of each Purchaser set forth on the signature pages hereto and to the e-mail address of each other Covered Holder as reflected in the records of the Company, and shall be deemed given at the time of transmission. To the extent any AIR Notice constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall comply with Section 4.8 with respect thereto. The obligations of the Company under this Section 4.24 are in addition to, and not in limitation of, Section 4.15.
2.2Notices. Section 5.4 of the Purchase Agreement is hereby amended by adding the following sentence at the end thereof: “Notwithstanding the foregoing, each AIR Notice shall be delivered within the time and in the manner set forth in Section 4.24.”
3.Related Transaction Documents. Subject to Section 1.9, each reference to the “Preferred Stock,” the “Shares,” the “Conversion Shares,” the “Certificate of Designation” or the “Purchase Agreement” in the Registration Rights Agreement, the Warrants and each other Transaction Document shall be deemed to refer to such term as amended by this Amendment, and the Registrable Securities under the Registration Rights Agreement shall include the Conversion Shares and the shares of Common Stock issuable as dividends on the Preferred Stock, in each case on the terms set forth in the Registration Rights Agreement, without reducing the Registrable Securities attributable to securities issued prior to the Amendment Date.
4.Representations and Warranties.
4.1The Company hereby represents and warrants to each Purchaser that (a) it has the requisite corporate power and authority to enter into and perform this Amendment, (b) the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of the Company, including the approval of the Board of Directors of the issuance of the Preferred Stock under the Series C Certificate of Designation, (c) this Amendment has been duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the exceptions set forth in Section 3.1(c) of the Purchase Agreement, and (d) the execution, delivery and performance of this Amendment do not conflict with any agreement or instrument to which the Company is a party.
4.2Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company that (a) it has the requisite power and authority to enter into and perform this Amendment, (b) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser, (c) this Amendment has been duly executed by such Purchaser and constitutes the valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to the exceptions set forth in Section 3.2(a) of the Purchase Agreement, and (d) the representations and warranties of such Purchaser set forth in Section 3.2 of the Purchase Agreement are true and correct in all material respects (or, to the extent qualified by materiality, in all respects) as of the Amendment Date as though made on and as of the Amendment Date, except for such representations and warranties that speak as of a specific date, which are true and correct as of such date.
5.Effectiveness. This Amendment shall become effective upon the execution and delivery hereof by the Company and Purchasers which purchased at least 50.1% in interest of the Preferred Stock based on the initial Subscription Amounts under the Purchase Agreement, in accordance with Section 5.5 of the Purchase Agreement.
6.Effect of Amendment; Ratification. Except as specifically amended herein, all terms and provisions of the Purchase Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and affirmed in all respects. In the event and to the extent of any conflict between the terms of the Purchase Agreement and this Amendment, this Amendment shall control. The Purchase Agreement may not be further amended or modified except as set forth in Section 5.5 of the Purchase Agreement. On and after the Amendment Date, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import, and each reference in any other Transaction Document to the “Purchase Agreement,” shall mean the Purchase Agreement as amended hereby. This Amendment shall constitute a Transaction Document.
7.Miscellaneous.
7.1Governing Law; Jurisdiction; Jury Trial Waiver. Sections 5.9 and 5.22 of the Purchase Agreement are incorporated herein by reference, mutatis mutandis.
7.2Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.
7.3Entire Agreement. This Amendment, together with the Purchase Agreement and the other Transaction Documents, contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.
7.4Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns in accordance with Section 5.7 of the Purchase Agreement.
7.5Headings. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.
7.6Severability. Section 5.12 of the Purchase Agreement is incorporated herein by reference, mutatis mutandis.

7.7Further Assurances. The parties shall execute and deliver such additional documents and instruments and perform such additional acts as may be reasonably necessary or appropriate to effectuate the terms of this Amendment.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
NUVVE HOLDING CORP.
By:     /s/ Gregory Poilasne___________________
Name:     Gregory Poilasne
Title:     Chief Executive Officer

[Signature Page to First Amendment to NVVE Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
PURCHASER:
[***]
By:     [***]______________________________
Name:    [***]
Title:     [***]

[Signature Page to First Amendment to NVVE Securities Purchase Agreement]